Exhibit 23.1


SIMON KROWITZ BOLIN & ASSOCIATES, P.A.
11300 ROCKVILLE PIKE, SUITE 800
ROCKVILLE, MARYLAND 20852



Consent of Independent Certified Public Accountants


                  As independent public accountants, we hereby consent to all references to this form under the heading "Experts" and to the incorporation of our report dated March 8, 2001 in this Registration Statement (Form SB-2) and related prospectus of Uranium Strategies, Inc.



/s/ Simon Krowitz Bolin & Associates P.A.

Simon Krowitz Bolin & Associates P.A.



June 6, 2001